UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2020

Odyssey Semiconductor Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333- 234741	84-1766761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Brown Road

Ithaca, NY 14850

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (607) 351-9768

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

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Section 8 – Other Events

Item 8.01. Other Events

Reliance on SEC Oder Providing 45-Day Extension of Filing Quarterly Report on Form 10-Q for the period ended March 31, 2020

Due to the outbreak of coronavirus disease 2019 (COVID-19), Odyssey Semiconductor Technologies, Inc. (the “Company”) is filing this current report on Form 8-K to avail itself of an extension to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”), relying on an order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) regarding exemptions granted to certain public companies affected by COVID-19.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread to other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of COVID-19 a “Public Health Emergency of International Concern,” and on March 11, 2020, characterized the outbreak as a “pandemic”.

Starting from early March 2020, the Company’s employees responsible for financials, external accounting advisors, and external auditors have been asked to work remotely. As a result, communication among those responsible internally and externally for preparing the Company’s financial statements have been suboptimal, resulting in delay in preparation and completion of its consolidated financial statements.

Based on the foregoing, the Company expects to file the Quarterly Report, originally due on May 15, 2020, on or around June 15, 2020 but no later than June 29, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 15, 2020	Odyssey Semiconductor Technologies, Inc.

	By:	/s/ Alex Behfar
Name: Alex Behfar
Title: Executive Chairman and Acting Chief Executive Officer

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